UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2011

KKR Financial Holdings LLC

(Exact Name of Registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor, San Francisco, California	94104
(Address of principal executive office)	(Zip Code)

415-315-3620

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On November 15, 2011, KKR Financial Holdings LLC (the “Company”) issued and sold $258.75 million aggregate principal amount of 8.375% Senior Notes due November 15, 2041 (the “Notes”), which includes $33.75 million principal amount that was sold pursuant to the exercise of the underwriting overallotment option described below, in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-167479) and a related prospectus, including the related prospectus supplement, dated November 7, 2011, filed with the Securities and Exchange Commission by the Company on November 9, 2011 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Prospectus Supplement”).

The Notes were issued pursuant to an indenture, dated as of November 15, 2011 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), and a supplemental indenture thereto among the Company, the Trustee and Citibank, N.A. as authenticating agent, paying agent and security registrar dated as of November 15, 2011 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).  Terms of the Indenture are described in the section entitled “Description of Notes” of the Prospectus Supplement, and such description is incorporated herein by reference.

The Notes bear interest at a rate of 8.375% per year on the principal amount, accruing from November 15, 2011.  Interest is payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2012.  The Notes will mature on November 15, 2041 unless previously redeemed or repurchased in accordance with their terms prior to such date.

The Company may redeem the Notes, in whole or in part, at any time on or after November 15, 2016 at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to the redemption date.

Upon a change of control and reduction in the Notes’ ratings to below investment grade by two nationally recognized statistical ratings organizations, as defined in the Indenture, the Company will be required to make an offer to repurchase all outstanding Notes at a price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the repurchase date.

The Notes are the Company’s senior, unsecured obligations and rank equally in right of payment with all of the Company’s existing and future indebtedness that is not contractually subordinated to the Notes.  However, the Notes are effectively subordinated to all of the Company’s existing and future secured debt, to the extent of the assets securing such debt, and are structurally subordinated to all indebtedness and preferred equity of the Company’s subsidiaries.

The Notes contain certain restrictions on the Company’s ability to create liens over its equity interests in its subsidiaries and to merge, consolidate or sell all or substantially all of its assets.  Otherwise, the Indenture does not contain any provisions that would limit the Company’s ability to incur indebtedness.

The following events are considered “Events of Default,” which may result in the acceleration of the maturity of the Notes:

•                  if the Company defaults in the payment of interest on the Notes, and such default continues for 30 days;

•                  if the Company defaults in the payment of the principal of the Notes when the same becomes due and payable upon maturity, upon redemption or otherwise;

•                  the Company’s failure to pay the repurchase price when due in connection with a change of control repurchase event;

•                  if the Company fails to comply with any of its other agreements in the Notes or in the Indenture, which failure continues for 90 days after the Company receives notice from the Trustee or the holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

•                  if the Company defaults after the expiration of any applicable grace period in the payment of principal when due on, or resulting in acceleration of, other indebtedness for borrowed money, other than non-recourse indebtedness, of the Company or any of the Company’s subsidiaries, other than a structured finance subsidiary, where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $60 million and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, prior to written notice of acceleration of the Notes; and

•                  if certain events of bankruptcy or insolvency occur with respect to the Company.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes to be due and payable immediately.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Base Indenture and the Supplemental Indenture and related global note, which are included as Exhibits 4.1, 4.2 and 4.3, respectively, hereto and are incorporated herein by reference.

Item 8.01                                             Other Events.

The Notes were sold pursuant to an underwriting agreement (the “Underwriting Agreement”) among the Company, KKR Financial Advisors LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives (the “Representatives”) of the underwriters (collectively, the “Underwriters”).  Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional $33.75 million aggregate principal amount of Notes solely to cover overallotments, which on November 14, 2011, the Representatives exercised in full.  Terms of the Underwriting

Agreement are described in the section entitled “Underwriting” of the Prospectus Supplement, and such description is incorporated herein by reference.  The Underwriting Agreement is attached hereto as Exhibit 1.1.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of November 7, 2011, among the Company, KKR Financial Advisors LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC.

4.1	Indenture, dated as of November 15, 2011, between the Company and Wilmington Trust, National Association.

4.2

Supplemental Indenture, dated as of November 15, 2011, among the Company, Wilmington Trust, National Association, as Trustee, and Citibank N.A., as Authenticating Agent, Paying Agent and Security Registrar.

4.3	Form of 8.375% Senior Note due November 15, 2041 (included in Exhibit 4.2 hereto).

99.1	Opinion of Simpson Thacher & Bartlett LLP, relating to the validity of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR FINANCIAL HOLDINGS LLC

	By:	/s/ NICOLE J. MACARCHUK
	Name:	Nicole J. Macarchuk
	Title:	Secretary and General Counsel

Date: November 15, 2011